Exhibit 10.41

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Fifth Amendment”) is made as of the 30th day of April, 2012, by and between AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company (“Seller”), and KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company (“Purchaser”), successor-in-interest to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Original Purchaser”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.    Seller and Original Purchaser are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of February 21, 2012 (the “Original Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.    Original Purchaser and Seller entered into that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of March 13, 2012 (the “First Amendment”).
C.    Original Purchaser and Seller entered into that certain Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of March 15, 2012 (the “Second Amendment”).
D.    Original Purchaser and Seller entered into that certain Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of March 16, 2012 (the “Third Amendment”).
E.    The Purchase Agreement was assigned to Purchaser pursuant to an Assignment and Assumption of Purchase Agreement dated March 16, 2012, by and between Original Purchaser, as assignor, and Purchaser, as assignee.
F.    Purchaser and Seller entered into that certain Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of March 19, 2012 (the “Fourth Amendment”); the Original Purchase Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is referred to herein as the “Purchase Agreement”).
G.    Seller and Purchaser have agreed to modify the terms of the Purchase Agreement as set forth in this Fifth Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Purchaser agree as follows:

1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.    HVAC Alarm Repair. In Section 12(a)(i) of the Fourth Amendment, Purchaser agreed, as a condition of Closing, to undertake HVAC Corrective Actions to resolve intermittent alarms from the Trane vertical self-contained heating, cooling and air conditioning units located in the Building’s mechanical room so that such units would operate within manufacturers specifications. As of the Closing Date, the HVAC Corrective Actions will not be complete, and the parties desire to proceed with Closing according to the terms of the Purchase Agreement; provided, however, that Purchaser and Seller agree that Seller will deposit $14,000.00 (the “HVAC Alarm Escrow Funds”) into escrow at Closing to be administered by the Title Company in accordance with the terms of an escrow agreement, the form of which shall be reasonably agreed to by Purchaser and Seller on or before Closing.
3.    Permitted Exceptions.
(a)    Background. Purchaser and Seller acknowledge that Seller made tenant improvement allowances available to two current tenants in the Building: (i) Hot Yoga pursuant to the Hot Yoga Lease (as those terms are defined in Section 7.1(a) of the Original Purchase Agreement, and (ii) Espaces, Inc., a Tennessee Corporation (“Espaces”), pursuant to that certain Lease Agreement between Seller and Espaces dated September 10, 2011 (the “Espaces Lease”). Seller agreed to provide tenant improvement allowances pursuant to the Hot Yoga Lease (the “Hot Yoga Allowance”) and the Espaces Lease (the “Espaces Allowance”). Portions of the Hot Yoga Allowance and the Espaces Allowance remain unpaid by Seller to Hot Yoga and Espaces, and each tenant’s contractors performing the improvements have not issued final unconditional lien waivers for all of the work to be performed under the respective leases. Seller has agreed to provide Purchaser with credits for the unused amounts of the Hot Yoga Allowance and the Espaces Allowance at Closing (the “Tenant Finish Credits”).
(b)    Permitted Exceptions. Purchaser and Seller hereby agree that the definitions of “Permitted Exceptions” and “Required Cure Items”, as set forth in Section 3.2(a) of the Original Purchase Agreement, are hereby amended such that the Title Policy may have an exception for potential mechanics’ liens arising solely from the tenant improvement work to be performed pursuant to the Hot Yoga Lease and the Espaces Lease, which exception will be limited strictly to the amount of the Tenant Finish Credits (the “Limited Mechanics’ Lien Exception”).
(c)    No Deed Claim. Purchaser acknowledges that, notwithstanding that the Limited Mechanics’ Lien Exception is not listed on the exceptions to Seller’s warranty of title in the Deed, Purchaser waives any warranty claim against Seller under the Deed for the Limited Mechanics’ Lien Exception, to the extent of the Tenant Finish Credits. The foregoing will survive Closing and delivery of the Deed.
4.    Effectiveness of Agreement. Except as modified by this Fifth Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.

5.    Counterparts. This Fifth Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
6.    Telecopied Signatures. A counterpart of this Fifth Amendment that is signed by one party to this Fifth Amendment and telecopied or emailed to the other party to this Fifth Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Fifth Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Fifth Amendment.
7.    Successors and Assigns. All of the terms and conditions of this Fifth Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Purchaser have entered into this Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
[SIGNATURES ON NEXT TWO PAGES]

“SELLER”
AGL/SLC MCEWEN NO.2, LLC,
a Delaware limited liability company

By: /s/ Gabe L. Finke
Name: Gabe L. Finke
Title: Manager

Seller’s Signature Page

“PURCHASER”
KBSIII 1550 WEST MCEWEN DRIVE, LLC,
a Delaware limited liability company

By:    KBSIII REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member

By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Purchaser’s Signature Page